iWallet Corporation

Table of Contents

December 31, 2013

Page
Report of Independent Registered Public Accounting Firm Financial Statements	2
Balance Sheets	3
Statements of Operations and Comprehensive (Loss) Income	4
Statement of Changes in Shareholder's Deficiency	5
Statements of Cash Flows	8
Notes to Financial Statements	7

1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of iWallet Corporation

We have audited the accompanying balance sheets of iWallet Corporation as of December 31, 2013 and 2012, and the related statements of operations and comprehensive (loss) income, changes in deficit, and cash flows for the years then ended. iWallet Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. iWallet Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of iWallet Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iWallet Corporation as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has a significant working capital deficiency and has incurred significant losses and negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario

April 4, 2014

ACCOUNTING › CONSULTING › TAX 701 EVANS AVENUE, 8TH FLOOR, TORONTO ON, M9C 1A3 P: 416.626.6000 F: 416.626.8650 MNP.ca

2

iWallet Corporation

Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Current assets
Cash	$250,718	$13,462
Funds held in attorney trust (note 8)	39,705	—
Accounts receivable	4,575	8,520
Deposits and deferred costs (note 9)	23,086	155,788
Inventory (note 4)	20,361	13,742
Due from shareholder (note 7)	61,833	13,052
	400,278	204,564
Intangible assets (note 5)	96,715	62,436
	$496,993	$267,000
Liabilities
Current liabilities
Bank indebtedness - current (note 6)	$5,539	$7,059
Accounts payable	126,317	55,074
Accrued liabilities (notes 8 and 12)	3,062	3,684
Due to related party (note 7)	37,842	59,779
Advances from investor (note 7)	69,678	—
Convertible debentures (note 8)	354,000	—
Tooling commitment liability (note 9)	105,816	110,685
Deferred tax liabilities - current (note 10)	—	368
	702,254	236,649
Bank indebtedness - long-term (note 6)	17,540	22,352
Deferred tax liabilities (note 10)	—	3,879
	719,794	262,880
Shareholder's (deficiency) equity
Class A common shares, par value $0.001, 200,000,000 shares authorized; 10,000 issued (2012 - 10,000) (note 11)	10	10
Class B common shares, par value $0.001, 100,000,000 shares authorized; Nil issued (2012 - Nil) (note 11)
Preferred shares, par value $0.001, 10,000,000 shares authorized; Nil issued (2012 - Nil) (note 11)
Additional paid-in capital	1	1
Retained earnings	(222,812)	4,109
	(222,801)	4,120
	$496,993	$267,000

The accompanying notes are an integral part of these financial statements.

3

 iWallet Corporation

Statements of Operations and Comprehensive (Loss) Income

for the years ended December 31, 2013 and 2012

	2013	2012
Sales	$85,769	$159,288
Cost of sales	63,585	79,550
Gross profit	22,184	79,738
Expenses
Legal and professional fees	73,278	41,491
Office and general expenses	9,583	9,040
Travel	23,475	6,786
Interest and bank fees	2,515	3,179
Research and development	—	3,200
Provision for loss on tooling commitment (note 9)	139,213	—
Amortization of intangible assets	5,288	3,904
	253,352	67,600
(Loss) income before (recovery of) provision for income taxes	(231,168)	12,138
(Recovery of) provision for income taxes (note 10)	(4,247)	4,247
Net and comprehensive (loss) income for the year	$(226,921)	$7,891
Net and comprehensive (loss) income per share basic and diluted (note 13)	$(23)	$1
Weighted average number of shares outstanding basic and diluted (note 13)	10,000	10,000

The accompanying notes are an integral part of these financial statements.

4

 iWallet Corporation

Statement of Changes in Shareholder's Deficiency

for the years ended December 31, 2013 and 2012

				Retained	Shareholder's
	Class A Common Shares		Additional	Earnings	(Deficiency)
	Shares	Amount	Paid-in Capital	(Deficit)	Equity
Balance, January 1, 2012	10,000	$10	$1	$(3,782)	$(3,771)
Net income	—	—	—	7,891	7,891
Balance, December 31, 2012	10,000	10	1	4,109	4,120
Net loss	—	—	—	(226,921)	(226,921)
	10,000	$10	$1	$(222,812)	$(222,801)

The accompanying notes are an integral part of these financial statements.

5

 iWallet Corporation

Statements of Cash Flows

for the years ended December 31, 2013 and 2012

	2013	2012
Cash flow from operating activities
Net and comprehensive (loss) income for the year	$(226,921)	$7,891
Items not affecting cash
Amortization	5,288	3,904
Provision for loss on tooling contract (note 9)	139,213	—
(Recovery of) provision for income taxes	(4,247)	4,247
	(86,667)	16,042
Change in cash resulted from changes in:
Accounts receivable	3,945	(8,520)
Deposits and deferred costs	(6,512)	(105,994)
Inventory	(6,620)	(13,742)
Accounts payable	71,244	41,177
Accrued liabilities	(622)	(903)
Tooling commitment liability	(4,869)	110,685
	(30,101)	38,745
Cash flow from investing activities
Expenditures on intangible assets	(39,565)	(20,296)
	(39,565)	(20,296)
Cash flow from financing activities
Funds repaid to related party	(21,938)	(72,655)
Funds (repaid to) advanced by shareholder	(48,781)	60,400
Increase in funds held in attorney trust	(39,705)	—
Repayment of bank indebtedness	(6,332)	(4,076)
Advances from investor	69,678	—
Proceeds from issuance of convertible debentures	354,000	—
	306,922	(16,331)
Increase in cash	237,256	2,118
Cash, beginning of year	13,462	11,344
Cash, end of year	$250,718	$13,462

The accompanying notes are an integral part of these financial statements.

6

iWallet Coporation

Notes to Financial Statements

December 31, 2013 and 2012

1. Nature of Business and Going Concern

iWallet Corporation ("the Company") is engaged in the design, development, manufacturing and sales of bio-metric locking wallets, which operate by scanning a users fingerprint to open the wallet.

The Company was incorporated on November 18, 2009 in the State of California and is located at 7968 Arjons Drive, Suite D, San Diego, California 92126.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), which contemplates continuation of the Company as a going concern.

As of December 31, 2013, the Company has incurred a shareholder's deficiency of $222,801 (2012 - $(4,120)) and has significant losses and negative cash flows from operations. In addition as at December 31, 2013 the Company has a working capital deficiency of $301,976 (2012 - $32,085). There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the near future to enable it to meet its obligations as they come due. As a result there is substantial doubt regarding the Company's ability to continue as a going concern. The Company may require additional financing to fund its operations, which may not be available at acceptable terms or at all. The Company plans on raising additional funds from completing financing arrangements, whether as continued subscriptions for convertible debentures such as those received subsequent to year end (note 16) or from additional sources, in contemplation of completing a public listing transaction.

The financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these financial statements.

2. Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant estimates include amounts for inventory valuation, useful lives of patents, trademarks and software and the warranty provision.

Cash and cash equivalents

 The Company considers cash and cash equivalents to consist of cash and highly liquid investments purchased with original maturities of generally 90 days or less at the date of purchase.

7

 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

Allowance for doubtful account

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is estimated and recorded based on management’s assessment of the credit history with the customer and the current relationships with them. On this basis management has determined that an allowance for doubtful accounts of $nil was appropriate as of both December 31, 2013 and 2012, respectively.

Inventory

Inventory is stated at the lower of cost or market determined using the first-in, first-out method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of finished goods.

Intangible assets

Patents and trademarks are measured at cost. Legal fees associated with patents and trademarks, which are expected to be issued are recorded as patents and trademarks on the balance sheets. Upon approval by the relevant patent office, the patents and trademarks are amortized over their respective expected lives. Patent and trademark costs associated with patents or trademarks which are not approved or are abandoned, are expensed in the period in which such patents are not approved.

The Company is generally able to maintain patents for up to 20 years from the effective date and the trademark registrations for as long as the trademarks remain in use and the required filings are made to keep them in use. However, based on the Company's assessment of potential innovation or other competing technological developments a useful life of ten years has been assessed for both the patents and the trademarks.

Software consists of costs relating to the development of the software behind the biometric scanning and the other security programs involved in the wallets. Costs relating to the development of this software are capitalized and amortized over its estimated useful life of ten years.

Topic 350-20, Goodwill, and 350-30, General Intangibles Other than Goodwill, in the Accounting Standards Codification ("ASC") requires intangible assets with a finite life be tested for impairment whenever events or circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated discounted cash flow used in determining the fair value of the asset.

8

 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

2. Significant Accounting Policies - continued

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts of cash, accounts receivable, due from shareholder, accounts payable and accrued liabilities, bank indebtedness, due to related party, advances from investor and convertible debentures approximate fair value because of their short-term nature. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The convertible debentures has a fixed interest rate therefore the Company is exposed to interest rate risk in that they could not benefit from a decrease in market interest rates. The bank indebtedness has a variable interest rate, which results in an exposure to interest rate risk resulting from an increase in rates. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities. All other liabilities are non-interest bearing.

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants to employees and non-employees in connection with consulting or other services. These options or warrants may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received an immediate charge to income is recognized in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt or equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated rate of interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Revenue recognition

The Company derives revenue primarily from the sale of its wallets. In accordance with Staff Accounting Bulletin No. 104, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed or determinable and collection is reasonably assured.

The Company also derives an insignificant amount of revenue from providing engraving of the wallets. Engraving revenues are recognized concurrent with the revenues for the related wallet.

Earnings/loss per share of common stock

Basic and diluted earnings per share have been determined by dividing the net earnings available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options and restricted stock grants had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method. The dilutive effect of convertible debentures has been reflected in diluted weighted average number of shares using the if-converted method.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

9

 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

2. Significant Accounting Policies - continued

Income taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of the related assets and liabilities in the period in which such events occur. Such adjustments may have a material impact on the Company’s income tax provision and results of operations.

Shipping and handling costs

The Company’s shipping and handling costs of $11,122 are included in cost of sales for the year ended December 31, 2013 (2012 - $5,874).

Research and development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred. Any recovery of costs received for research and development work is used to offset these expenditures. For the year ended December 31, 2013 the Company spent $nil (2012 - $3,200) towards research and development expenses.

Foreign currency translation

The functional currency of the Company is the U.S. dollar. All of the Company’s revenue and materials purchased from suppliers are denominated in, or linked to, the U.S. dollar. Transactions denominated in currencies other than the functional currency are converted to the functional currency on the transaction date, and any resulting assets or liabilities are further translated at each reporting date and at settlement. Gains and losses recognized upon such translations are included within foreign exchange loss in the statements of operations and comprehensive income / (loss).

Product warranties

The Company offers a one year warranty on its products, which it provides for based on estimated warranty costs at the time of sale and accrues for specific items at the time their existence is known and the amounts are determinable. The Company estimates warranty costs using standard quantitative measures based on industry warranty claim experience and evaluation of specific customer warranty issues. The Company currently estimates warranty costs as approximately 4% of revenue.

Segment reporting

ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information", establishes standards for the way that public business enterprises report information about operating segments in the Company’s financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company only operates in one reportable segment; however, required entity-wide information is included in note 14.

3. Recently Issued Accounting Standards and Recently Adopted Accounting Pronouncement

Income Taxes (ASC Topic - 750): Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists" ("ASU 2013-11") was issued during July 2013. FASB issued guidance on how to present an unrecognized tax benefit. The guidance is effective for annual periods beginning after December 15, 2013. Management does not believe that the adoption of the accounting pronouncement would have a material effect on these accompanying financial statements.

4. Inventory

	2013	2012
Finished goods	$20,361	$13,742

During the year ended December 31, 2013, the Company recorded a provision relating to obsolete inventory of $nil (2012 - $nil).

10

 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

5. Intangible Assets

2013
		Accumulated	Net Book
	Cost	Amortization	Value
Patents	$65,930	$9,375	$56,555
Trademarks	13,484	3,324	10,160
Software (i)	30,000	—	30,000
	$109,414	$12,699	$96,715

(i)	The Company purchased software from an arm's length third party in December 2013 accordingly although ready for use, the costs were not amortized as any amortization would have been insignificant.

2012
		Accumulated	Net Book
	Cost	Amortization	Value
Patents	$59,509	$5,278	$54,231
Trademarks	10,337	2,132	8,205
	$69,846	$7,410	$62,436

11

 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

6. Bank Indebtedness

The bank indebtedness of the Company consists of a secured line of credit with a limit of $35,000 bearing interest at the annual prime rate plus 1.25%, which as at December 31, 2013 and 2012 was 4.5%, and with monthly repayments determined as follows:

a) the greater of:

i)	two percent (2%) of the outstanding principal balance outstanding on the last day of the billing period, or
ii)	$100, and

b) accrued interest since the date of the last payment.

On termination of the line of credit, the amount will become due over a period determined by the creditor of between thirty-six and eighty-four months, or over three to seven years, which at the time of the agreement was determined to be forty-eight months, or four years.

The line of credit is subject to various non-financial covenants that would constitute an event of default, notably: ownership change or sale of the business; closure or failure to maintain the related chequing account; insolvency or any bankruptcy proceedings; or, any other defaults on other contracts with the creditor or with any other financial institution.

Security for the line of credit is the cash in the chequing account held with the bank.

	2013	2012
Line of credit	$23,079	$29,411
Less: Current portion - estimated based on (a)(i) above	(5,539)	(7,059)
	$17,540	$22,352

Principal repayments estimated based on (a)(i) above as at December 31, 2013:

2014	$5,539
2015	5,539
2016	5,539
2017	923
$17,540

12

iWallet Coporation

Notes to Financial Statements

December 31, 2013 and 2012

7. Related Party Balances

	2013	2012
Balances
Current assets
Due from shareholder	$61,833	$13,052
Current liabilities
Due to related party	$37,842	$59,779
Advances from investor	$69,678	$—

The above liabilities are non-interest bearing, unsecured and due on demand. The related party is related by virtue of the common control and ownership by the Company's shareholder.

The advances from investor were funds advanced for purposes of covering operating expenses of the Company and are intended to be formalized into a convertible debenture. At this time the investor is also serving as interim Chief Financial Officer ("CFO") and accordingly these transactions constitute related party transactions.

8. Convertible Debentures

In December of 2013, the Company entered into a series of secured convertible debenture agreements (the "convertible debentures") with various investors amounting to $354,000, of which $39,705 is held in attorney's trust to fund related closing costs. The convertible debentures mature June 30, 2014, and bear interest at 5% per annum calculated monthly and payable on maturity. As at December 31, 2013, the amount of accrued interest is $200, which is included in accrued liabilities.

Each convertible debenture contains a conversion option contingently exercisable upon the approval from the Securities and Exchange Commission or the TSX Venture Exchange for listing of its common shares. The conversion price will be based on the price at which the Company sells or issues common shares or units, less a discount of 30%. A unit would consist of one common stock and one share purchase warrant entitling the holder to purchase one additional Class A common share at an exercise price of $0.20 and with a term of 24 months. Similarly, the Company has the option to force conversion upon approval of a public listing at the same conversion price.

Since the conversion option is contingent upon a public listing there has been no value allocated to the conversion option in accordance with ASC 470 Debt. The terms of the convertible debenture do not permit the number of shares that would be received upon conversion if a public listing occurs to be calculated at the commitment date. Upon the occurence of a public listing the conversion feature would be measured and recognized as a debt discount and corresponding adjustment to additional paid-in capital.

Subsequent to year end the Company has closed on an additional $83,000 of convertible debentures with the same terms as the above (note 16).

13

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

9. Tooling Commitment Deposit, Deferred Costs and Liability

On May 26, 2011, the Company signed a contract with a supplier under which they are required to pay for tooling costs in addition to their regular purchase orders (the "tooling commitment"). Under the terms of the tooling commitment the Company was required to pay for 30% of the contracted tooling costs upon execution (the "tooling commitment deposit") and the remaining 70% over the purchase of 5,000 units over a nine month period (the "tooling commitment liability"). If 5,000 units were not purchased within those nine months, then the remaining amount was due within thirty days.

As of February 27, 2012, the Company had not reached the contracted level of purchases and an informal agreement to extend the period was made; however, by December 31, 2013 the Company had not complied and as a result, the entire amount would have been considered due.

On August 24, 2013, the Company entered into a revised agreement with the supplier that extended the term another twelve months to August 24, 2014.

The tooling commitment deposit is included in deposits and deferred costs and is capitalized into inventory as units are purchased based on the 5,000 unit commitment. The tooling commitment liability becomes due and is recognized into accounts payable as units are purchased and the corresponding deferred costs are capitalized into inventory, all of which is based on the 5,000 unit commitment.

During 2013, it was determined that based on the actual sales levels realized in 2013, the 5,000 unit commitment the Company would likely not be able to meet the required orders. Accordingly, the deferred costs related to excess units was recognized as a provision for loss on the tooling commitment in the statement of operations and comprehensive income / (loss).

	2013	2012
Tooling commitment deposit	$41,119	$45,103
Tooling commitment deferred costs	100,947	110,685
	142,066	155,788
Provision for possible loss on tooling commitment	(139,213)	—
Tooling commitment deposit and deferred costs	$2,853	$155,788
Tooling commitment liability	$105,816	$110,685

14

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

10. Income Taxes

	2013	2012
Components of (loss) income before income taxes consists of the following:
U.S.	$(226,921)	$7,891
The provision (recovery) for income taxes consists of the following:
Current
Federal	$—	$—
State	—	—
	—	—
Deferred	$(4,247)	$4,247

The reconciliation of the provision (recovery) for income taxes based on the combined U.S. statutory federal and state tax rate of 40.75% (Federal - 35%; State - 5.75%, net of Federal benefit) to the effective tax rates:

	2013	2012
Net loss before recovery of income taxes	$(231,168)	$12,138
Statutory rate	0	0
Expected income tax recovery	$(94,201)	$4,946
Non-deductible expenses	49,161	(7,835)
Change in tax benefits not recognized	45,040	2,889
Recovery of income taxes	$—	$—

The components of deferred taxes are as follows:

	2013	2012
Deferred tax assets (liabilities)
Current
Accrued liabilities	$(253)	$(368)
Provision for loss on tooling commitment	56,724	—
Valuation allowance	(56,471)	—
	$—	$(368)

15

 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

10. Income Taxes - continued

	2013	2012
Non-current
Intangible assets	$7,955	$(9,328)
Net operating losses	45,031	5,449
Valuation allowance	(52,986)	—
	$—	$(3,879)

The change in the gross unrecognized tax benefits of the Company is as follows:

Deferred income taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:

	2013	2012
Beginning balance	$13,422	$7,973
Additions related to the current year	45,031	—
Reductions related to prior years	—	5,449
Unrecognized tax benefits end of year	$58,453	$13,422

The Company has non-capital income tax losses that expire as follows:

2031	15,068
2033	110,515
$125,583

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income at the end of the period. The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of December 31, 2013 and 2012, the Company had no uncertain tax positions.

16

iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of December 31, 2013:

Federal	2010 to present
State	2010 to present

11. Share Capital

Authorized

200000000 Class A Common shares par value $0.001

100000000 Class B Common shares par value $0.001

10000000 Preferred Shares par value $0.001

Issued

	2013	2012
10000 Class A Common shares	$10	$10

12. Commitments and Contingencies

LEGAL MATTERS

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labour and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

WARRANTY PROVISIONS

The Company is also exposed to warranty contingencies associated with the iWallet and has recorded a provision for these for the year ended December 31, 2013 of $3,062 (2012 - $3,684), however, the actual amount of loss could be materially different.

13. Basic and Diluted (Loss) Income Per Share

Potential common shares related to the convertible debentures were excluded from the computation of diluted loss per share for the year ended December 31, 2013 because the inclusion of these shares would be anti-dilutive.

For the year ended December 31, 2012, no dilutive instruments existed; therefore, basic and diluted income per share were equal.

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 iWallet Corporation

Notes to Financial Statements

December 31, 2013 and 2012

14. Segmented Reporting

All of the Company's long-lived assets are located in the United States.

During 2012, the Company had sales to customers in Russia amounting to 27% of total sales. The remaining sales consist primarily of domestic sales; however, additional international sales accounted for 23% of total sales although no individual country was in excess of ten percent of total sales. During 2013, there were no sales to within any individual foreign country exceeding ten percent of total sales.

15. Risk Management

CONCENTRATIONS OF CREDIT RISK

The Company’s cash balances are maintained in bank accounts in the United States. Deposits held in banks in the United States are insured up to $250,000 per depositor for each bank by the Federal Deposit Insurance Corporation. Actual balances at times may exceed these limits.

The Company performs on-going credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. One of its customers accounted for 40%, of the Company’s revenue during the year ended December 31, 2013 and 100% of its accounts receivable as of December 31, 2013. During the year ended December 31, 2012, three customers accounted for 53% of revenue and one customer accounted for 100% of accounts receivable.

ECONOMIC DEPENDENCE

For the year ended December 31, 2013, the Company purchased 100% (2012 - 100%) of its wallet inventory from one vendor.

The accounts payable to this vendor is reflected in the carrying amount of the tooling commitment liability see note 9.

16. Subsequent Event

As described in note 8, the Company has closed on an additional $83,000 of convertible debentures with the same terms as those detailed in note 8.

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